As filed with the Securities and Exchange Commission on March 27, 2001
                                            Registration No. 333-


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   Under
                         The Securities Act of 1933

                        THIRD WAVE TECHNOLOGIES, INC.
            (Exact name of Registrant as specified in its charter)

        Delaware                                          39-1791034
     (State or other                                   (I.R.S. Employer
     jurisdiction of                                Identification Number)
    incorporation or
      organization)

                        Third Wave Technologies, Inc.
                             502 South Rosa Road
                           Madison, WI 53719-1256
                               (608) 273-8933
 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                    1995 Incentive Stock Option Plan
                    1997 Incentive Stock Option Plan
                   1997 Nonqualified Stock Option Plan
                    1998 Incentive Stock Option Plan
                    1999 Incentive Stock Option Plan
                   1999 Nonqualified Stock Option Plan
                            2000 Stock Plan
                    2000 Employee Stock Purchase Plan
                        (Full title of the plans)

                            Lance Fors, Ph.D.
                         Chief Executive Officer
                       Third Wave Technologies, Inc.
                           502 South Rosa Road
                         Madison, WI 53719-1256
                             (608) 273-8933
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                Copy to:
                       Christopher D. Mitchell, Esq.
                     Wilson Sonsini Goodrich & Rosati
                         Professional Corporation
                            650 Page Mill Road
                         Palo Alto, CA 94304-1050
                              (650) 493-9300


                     CALCULATION OF REGISTRATION FEE

                                             Proposed        Proposed
                              Maximum        Maximum          Maximum
                               Amount        Offering        Aggregate       Amount of
 Title of Securities           to be           Price         Offering      Registration
  to be Registered           Registered      Per Share         Price            Fee

1995 Incentive Stock
Option Plan
Common Stock, $0.001
par value (currently
outstanding options)(1)    432,000 shares   $   0.89996   $    388,782.72  $     97.20

1997 Incentive Stock
Option Plan
Common Stock, $0.001
par value (currently
outstanding options)(1)    286,800 shares   $   2.39293   $    686,292.32  $    171.57

1997 Nonqualified Stock
Option Plan
Common Stock, $0.001
par value (currently
outstanding options)(1)     90,000 shares   $   2.82600   $    254,340.00  $     63.59

1998 Incentive Stock
Option Plan
Common Stock, $0.001
par value (currently
outstanding options)(1)    313,200 shares   $   3.29184   $  1,031,004.29  $    257.75

1999 Incentive Stock
Option Plan
Common Stock, $0.001
par value (currently
outstanding options)(1)    408,000 shares   $   5.13535   $  2,095,222.80  $    523.81

1999 Nonqualified Stock
Option Plan
Common Stock, $0.001
par value (currently
outstanding options)(1)     10,800 shares   $   4.57180   $     49,375.44  $     12.34

2000 Stock Plan
Common Stock, $0.001
par value (currently
outstanding options)(1)  1,798,050 shares   $   8.77893   $ 15,784,955.09  $  3,946.24

2000 Stock Plan
Common Stock, $0.001
par value (options
available for future
grant)(2)                2,663,550 shares   $   6.31250   $ 16,813,659.38  $  4,203.41

Total 2000 Stock Plan
shares registered        4,461,600 shares                 $ 32,598,614.46  $  8,149.65

2000 Employee Stock
Purchase Plan
Common Stock, $0.001
par value(3)               856,800 shares   $   5.365625  $  4,597,267.50  $  1,149.32

Total Registration Fees                                                    $ 10,425.30


(1) The computation is based upon the weighted average exercise price per share of $0.89996 as to 432,000 outstanding but unexercised options to purchase Common Stock under the 1995 Incentive Stock Option Plan, the weighted average exercise price per share of $2.39293 as to 286,800 outstanding but unexercised options to purchase Common Stock under the 1997 Incentive Stock Option Plan, the weighted average exercise price per share of $2.826 as to 90,000 outstanding but unexercised options to purchase Common Stock under the 1997 Nonqualified Stock Option Plan, the weighted average exercise price per share of $3.29184 as to 313,200 outstanding but unexercised options to purchase Common Stock under the 1998 Incentive Stock Option Plan, the weighted average exercise price per share of $5.13535 as to 408,000 outstanding but unexercised options to purchase Common Stock under the 1999 Incentive Stock Option Plan, the weighted average exercise price per share of $4.5718 as to 10,800 outstanding but unexercised options to purchase Common Stock under the 1999 Nonqualified Stock Option Plan, and the weighted average exercise price per share of $8.77893 as to 1,798,050 outstanding but unexercised options to purchase Common Stock under the 2000 Stock Plan (the "Currently Outstanding Options").

(2) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 as to the remaining 2,663,550 shares of Common Stock authorized for issuance pursuant to the 2000 Stock Plan, solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on March 23, 2001, because the price at which the options to be granted in the future may be exercised is not currently determinable.

(3) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in following sentence) of the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on March 23, 2001, because the offering price is not currently determinable. Pursuant to the Employee Stock Purchase Plan, which plan is incorporated by reference herein, the Purchase Price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.

                  THIRD WAVE TECHNOLOGIES, INC.
               REGISTRATION STATEMENT ON FORM S-8


                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

     The  documents containing the information specified in  this
Item 1 will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.  Registrant   Information   and   Employee  Plan   Annual
         Information

     The  documents containing the information specified in  this
Item 2 will be sent or given to employees as specified in Rule 428(b). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.



                             PART II

         INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents and information, previously filed by
Third  Wave  Technologies,  Inc.  (the  "Registrant")  with   the
Securities and Exchange Commission, are hereby incorporated by reference in this Registration Statement:

     (a)   The  Registrant's 424B4 Prospectus filed  pursuant  to
Rule  424(b) of the Securities Exchange Act of 1934,  as  amended
(the "Exchange Act"), on February 12, 2001.

     (b) No other reports were filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act and as declared effective on January 23, 2001.

     (d) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities  offered  have  been sold  or  which  deregisters  all
securities   then  remaining  unsold  shall  be  deemed   to   be
incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides in relevant part that "a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful." With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that "[a] corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor . . . [by reason of his service in one of the capacities specified in the preceding sentence] against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper."

     The Registrant's Restated Certificate of Incorporation provides that to the fullest extent permitted by the DGCL, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. The Restated Certificate of Incorporation also provides that no amendment or repeal of such provision shall apply to or have any effect on the right to indemnification permitted thereunder with respect to claims arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal whether asserted before or after such amendment or repeal.

     The Registrant's Bylaws provide that the Registrant shall indemnify to the fullest extent authorized by law each of its directors, officers, employees and other agents against expenses actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

     The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in the Registrant's Bylaws, and intends to enter into indemnification agreements with any new directors or executive officers in the future.

Item 7.  Exemption from Registration Claimed.

     Not applicable

Item 8.  Exhibits.

     The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See Exhibit Index, below).

Item 9.  Undertakings.

     A.   The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the DGCL, the Registrant's Restated Certificate of Incorporation, the Registrant's Bylaws or the Registrant's indemnification agreements, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                          SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on this 27th day of March, 2001.

                                   Third Wave Technologies, Inc.

                                   By:  /s/ Lance Fors
                                        -------------------------------------
                                        Lance Fors, Ph.D.
                                        President and Chief Executive Officer
                                        (Principal Executive Officer)

                        POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lance Fors and John Comerford, jointly and severally, as his or her attorneys-in-fact, with full power of substitution in each, for him or her in
any   and   all  capacities  to  sign  any  amendments  to   this
Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

        Signature                   Title                Date


/s/ Lance Fors            Chairman and Chief        March 27, 2001
------------------------- Executive Officer
    Lance Fors, Ph.D.     (Principal Executive
                          Officer)


/s/ Alex M. Kasper        Controller (Principal     March 27, 2001
------------------------- Accounting Officer)
     Alex M. Kasper


/s/ Lloyd M. Smith        Director                  March 27, 2001
-------------------------
     Lloyd M. Smith


/s/ Kenneth R. McGuire    Director                  March 27, 2001
-------------------------
   Kenneth R. McGuire


/s/ John Neis             Director                  March 27, 2001
-------------------------
        John Neis


/s/ G. Steven Burrill     Director                  March 27, 2001
-------------------------
    G. Steven Burrill


/s/ Preston Tsao
------------------------- Director                  March 27, 2001
       Preston Tsao

/s/ David A. Thompson     Director                  March 27, 2001
-------------------------
    David A. Thompson


/s/ Tom Daniel            Director                  March 27, 2001
-------------------------
       Tom Daniel

               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            EXHIBITS

               Registration Statement on Form S-8

                  Third Wave Technologies, Inc.

                         March 27, 2001

                        INDEX TO EXHIBITS


 Exhibit                        Description
 Number

  4.1*    1995 Incentive Stock Option Plan
  4.2*    1997 Incentive Stock Option Plan
  4.3*    1997 Nonqualified Stock Option Plan
  4.4*    1998 Incentive Stock Option Plan
  4.5*    1999 Incentive Stock Option Plan
  4.6*    1999 Nonqualified Stock Option Plan
  4.7*    2000 Stock Plan
  4.8*    2000 Employee Stock Purchase Plan
  5.1 Opinion of counsel as to legality of securities being registered.
 23.1     Consent of counsel (contained in Exhibit 5.1).
 23.2     Consent of Ernst & Young LLP, Independent Auditors
 24.1     Power of Attorney (see page II-5).


*  Incorporated by reference to the Company's Registration
   Statement on Form S-1 (File No. 333-42694), originally filed July 31, 2000.